                                                                    EXHIBIT 99.4


                   AMENDED AND RESTATED STOCK OPTION AGREEMENT

        This Amended and Restated Stock Option Agreement is made as of the 26th day of November, 2001, by and between Endocare, Inc., a Delaware corporation (the "Company") and John V. Cracchiolo ("Optionee").

                                    RECITALS

        Whereas, on June 25, 2001 the Company granted Optionee a non-statutory stock option to purchase up to 300,000 shares of the Company's common stock with an exercise price of $13.75 per share (the "Option") and executed a Stock Option Agreement dated June 25, 2001 evidencing the other terms of the Option (the "Original Option Agreement").

        Whereas, in accordance with the terms of the Original Option Agreement, 50,000 of the shares subject to the Option were to vest upon the earlier of (i) Optionee's continuation in service through June 25, 2006 or (ii) Optionee's attainment during Optionee's period of service of the performance-based objective to be mutually agreed upon between Optionee and the Company within ninety (90) days of the vesting commencement date specified in the Original Option Agreement for the Option, which performance objective was to be set forth on Exhibit B to the Original Option Agreement (the "Performance Objective").

        Whereas, the Company and Optionee previously agreed to extend the period for determination of the Performance Objective beyond the 90 days following the vesting commencement date specified in the Original Option Agreement.

        Whereas, on November 26, 2001, the Company and Optionee agreed that the Performance Objective would be Optionee's attainment of the following two objectives (i) the closing of the secondary offering of 4,000,000 shares of the Company's common stock that closed on November 21, 2001 and (ii) Optionee's continuation in the Company's employ through November 26, 2002.

        Whereas, on November 26, 2001, the Company and Optionee additionally agreed that the Performance Objective would be waived upon the occurrence of any termination of Optionee's employment that was either (i) without cause or (ii) an involuntary termination.

        Now, therefore, in consideration of the mutual promises and covenants set forth herein, the Company and Optionee agree that the Original Option Agreement shall be amended and restated as follows:

                                 ENDOCARE, INC.

                   AMENDED AND RESTATED STOCK OPTION AGREEMENT

        Unless otherwise defined herein, the capitalized terms used herein shall have the defined meanings in the attached Appendix.

I.      NOTICE OF STOCK OPTION GRANT

John V. Cracchiolo

------------------------------------

------------------------------------

        You have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of this Option Agreement and Compensation Agreement attached hereto as Exhibit A, as follows:

       Grant Number
                                              --------------------------------


                                       1.

       Date of Grant                          June 25, 2001
                                              --------------------------------
       Vesting Commencement Date              June 25, 2001
                                              --------------------------------
       Exercise Price Per Share               $13.75
                                              --------------------------------
       Total Number of Shares Granted         300,000
                                              --------------------------------
       Total Exercise Price                   $4,125,000
                                              --------------------------------
       Type of Option                               Incentive Stock Option
                                              -----
                                                X    Nonstatutory Stock Option
                                              -----
       Term/Expiration Date                   June 24, 2011
                                              --------------------------------

                                              --------------------------------

Nonstatutory Stock Option. This Option is a nonstatutory stock option and is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

Vesting Schedule:

        This Option may be exercised, in whole or in part, in accordance with the following schedule:

        62,500 of the Shares subject to the Option shall vest upon Optionee's completion of twelve (12) months of Service measured from the Vesting Commencement Date and an additional one thirty-sixth (1/36) of 187,500 of the Shares subject to the Option shall vest upon Optionee's completion of each additional month of Service over the thirty-six (36) month period measured from the first anniversary of the Vesting Commencement Date.

        The remaining 50,000 of the Shares subject to the Option shall vest upon the earlier of (i) Optionee's continuation in Service through June 25, 2006 or
(ii) Optionee's attainment during Optionee's period of Service of the performance-based objective set forth on Exhibit B to this Option Agreement.

        In no event shall the Option become exercisable for any additional Option Shares following Optionee's cessation of Service.

        For purposes of this Option Agreement, "Service" shall mean the Optionee's performance of services for the Company (or any Parent or Subsidiary) in the capacity of an Employee, Director or Consultant.

Termination Period:

        To the extent vested, this Option may be exercised for ninety (90) days after termination of the Optionee's Service for any reason other than death or Disability. However, if the Optionee's Service terminates due to the death or Disability of the Optionee, this Option may be exercised for the time periods specified below. In no event shall this Option be exercised later than the Term/Expiration Date specified above.

        In the event that Optionee's Service as an Employee, Consultant or Director terminates as a result of the Optionee's Disability, the Optionee may exercise his Option at any time within twelve (12) months from the date of such termination, but only to the extent that Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). If, at the date of termination, the Optionee is not entitled to exercise the Option for all the Shares, then the Option shall immediately terminate with respect to the Shares covered by the unexercisable portion of such Option. If, after the date of Optionee's termination, the Optionee does not, within the time specified in the Option, exercise his or her Option for all the Shares for which that Option is exercisable on such termination date, then the Option shall terminate with respect to those remaining Shares.


                                       2.

        In the event that Optionee's Service as an Employee, Consultant or Director terminates as a result of the Optionee's death, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate nor by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option at the date of death. If, at the time of death, the Optionee was not entitled to exercise the Option for all the Shares, then the Option shall immediately terminate with respect to the Shares covered by the unexercisable portion of such Option. If, after Optionee's death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not, within the time specified in the Option, exercise the Option for all the Shares for which that Option is exercisable on the date of Optionee' death, then the Option shall terminate with respect to those remaining Shares.

II.     AGREEMENT

        1. Grant of Option. The Company hereby grants to the Optionee named in the Notice of Grant attached as Part I of this Option Agreement (the "Optionee") an option (the "Option") to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price").

        2.     Exercise of Option.

               (a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the other applicable provisions of this Option Agreement. In the event of Optionee's death, Disability or other termination of Optionee's Service, the exercisability of the Option is governed by the applicable provisions of this Option Agreement.

               (b) Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit C (the "Exercise Notice"), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company. The Exercise Notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price. The Option may not be exercised for a fraction of a Share.

        No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the Shares are then listed. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

        3. Rights as a Stockholder. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Exercised Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued.

        4. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the
Optionee:

               (a)    cash; or


                                       3.

               (b)    check; or

               (c) delivery of a properly executed exercise notice together with such other documentation as the Company and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price; or

               (d) surrender of other Shares which (i) have been owned by the Optionee for more than six (6) months on the date of surrender and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

        5. Limited Transferability of Option. This Option shall be neither transferable nor assignable by Optionee other than by will or by the laws of descent and distribution following Optionee's death and may be exercised, during Optionee's lifetime, only by Optionee. However, this Option may, in connection with the Optionee's estate plan, be assigned in whole or in part during Optionee's lifetime to one or more Family Members of the Optionee or to a trust established for the exclusive benefit of one or more such Family Members. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the Option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this Option immediately prior to such assignment.

        For purposes of this Section 5, a "Family Member" shall be limited to the Optionee's children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, former spouse, siblings, nieces, nephews, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, a trust in which any of the foregoing individuals have more than a fifty percent (50%) beneficial interest, a foundation in which any of the foregoing individuals (or the Optionee) control the management of assets, and any other entity in which any of the foregoing individuals (or Optionee) own more than fifty percent (50%) of the voting interests.

        6. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the terms of this Option Agreement.

        7. Tax Consequences. Some of the federal and Delaware tax consequences relating to this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

               (a) Exercising the Option. The Optionee may incur regular federal tax liability upon exercise of the Option. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an Employee or a former Employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

               (b) Disposition of Shares. If the Optionee holds the Shares for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

        8. Adjustment in Option Shares. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration, appropriate adjustments shall be made to (i) the number and/or class of securities subject to this Option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

        9.     Extraordinary Events.


                                       4.

               (a) The Option shall terminate upon the occurrence of any of the following events ("Extraordinary Events"):

                      (i) The dissolution, liquidation, or sale of all (or substantially all) of the assets of the Company;

                      (ii) Any reorganization, merger, or consolidation in which the Company does not survive;

                      (iii) The acquisition by any person or group (as defined in Section 13D of the Exchange Act) of beneficial ownership of more than fifty percent (50%) of the Company Stock; or

                      (iv) Any reorganization, merger, or consolidation in which the Company does survive but the Shares outstanding immediately preceding the transaction are converted by virtue of the transaction into other property, whether in the form of securities, cash, or otherwise. However, in no case will an Extraordinary Event be deemed to have occurred as a result of a sale of stock to the Company or to a holding company established by the Company.

               (b) If an Extraordinary Event occurs, the Option shall become fully exercisable and Optionee shall have the right to exercise any unexpired portion of the Option prior to the Extraordinary Event, however, the effectiveness of any such exercise shall be:

                      (i)    Conditioned upon:

                             (A)    The Extraordinary Event actually occurring;
                             and

                             (B) The Company's receipt of the notice of exercise within the time period established by the Company; and

                      (ii) Delayed until immediately prior to the Extraordinary Event.

        10. Entire Agreement; Governing Law. This Option Agreement and the Compensation Agreement attached hereto as Exhibit A constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. This agreement is governed by Delaware law except for that body of law pertaining to conflict of laws.

                [Remainder of This Page Intentionally Left Blank]


                                       5.

        By your signature and the signature of the Company's representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the this Option Agreement. Optionee has reviewed this Option Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Company upon any questions relating to the Option Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.


OPTIONEE:                               ENDOCARE, INC,

/s/ John V. Cracchiolo                  By: /s/ Paul W. Mikus
Signature                               Title: CEO

Date: November 26, 2001                 Date: November 26, 2001

Address:

------------------------------

------------------------------

                               CONSENT OF SPOUSE

        The undersigned spouse of Optionee has read and hereby approves the terms and conditions of this Option Agreement. In consideration of the Company's granting his or her spouse the right to purchase Shares as set forth in this Option Agreement, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of this Option Agreement and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned's spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under this Option Agreement.

                                        _____________________________________
                                        Spouse of Optionee

                                        Date: _________________, 2001

                                    EXHIBIT A

                             COMPENSATION AGREEMENT



               [See Exhibit 99.3 to this Registration Statement]

                                    EXHIBIT B

                              PERFORMANCE OBJECTIVE

        The Performance Objective will be satisfied upon Optionee's attainment of the following two objectives (i) the closing of the secondary offering of 4,000,000 shares of the Company's common stock that closed on November 21, 2001 and (ii) Optionee's continuation in the Company's employ through November 26, 2002.

        Additionally, the Performance Objective will be waived upon the occurrence of either of the following events that takes place on or prior to November 26, 2002 during Optionee's period of continued service: (i) a without Cause termination of Optionee's employment or (ii) an Involuntary Termination of Optionee's employment.

        For purposes of the Performance Objective, the following definitions shall be in effect:

        "Cause" means the termination of the Optionee's employment for any of the following reasons: (i) Optionee's commission of a felony or his embezzlement of the Company's funds, (ii) a material breach by Optionee of his obligations under any employment agreement between the Company and Optionee (or any other proprietary information agreement in effect between the Company and Optionee) which has a material adverse effect upon the Company, (iii) any intentional misconduct by Optionee which has a materially adverse effect upon the Company's business or reputation, (iv) Optionee's continued and willful failure to perform substantially the duties, functions and responsibilities of his executive position (other than by reason of physical or mental illness or injury) after
(A) written notice from the Board to the Optionee in which there is specifically identified the manner in which the Board believes that Optionee has not substantially performed his duties and (B) the Optionee is provided with a reasonable cure period of not less than thirty (30) days or (v) a material breach by Optionee of any of Optionee's fiduciary obligations as an officer of the Company which has a material adverse effect upon the Company's business or reputation.

        "Involuntary Termination" means the termination of the Optionee's employment which occurs by reason of any of the following: (i) the involuntary termination of Optionee's employment by the Company other than a termination for Cause or (ii) Optionee's voluntary resignation within ninety (90) days following
(A) a material reduction in the scope of his duties and responsibilities or the level of management to which he reports, (B) a reduction in his level of base salary or (C) a relocation of his principal place of employment by more than fifty (50) miles. Involuntary Termination shall also include the termination of Optionee's employment by reason of death or disability.

                                    EXHIBIT C

                                 EXERCISE NOTICE

                                    APPENDIX

        The following definitions shall be in effect under the Option Agreement:

A.      "CODE" means the Internal Revenue Code of 1986, as amended.

B.      "COMMON STOCK" means the common stock of the Company.

C.      "COMPANY" means Endocare, Inc., a Delaware corporation.

D. "CONSULTANT" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services in a non-employee capacity and who is compensated for such services.

E.      "DIRECTOR" means a member of the Board.

F.      "DISABILITY" means total and permanent disability as defined in Code
        Section 22(e)(3).

G. "EMPLOYEE" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

H.      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

I. "FAIR MARKET VALUE" means, as of any date, the value of Common Stock determined as follows:

                             (i) If the Common Stock is admitted to trading or listed on a national securities exchange, Fair Market Value shall be the last reported sale price regular way, or if no such reported sale takes place on that day, the average of the last reported bid and ask prices regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed.

                             (ii) If not admitted to trading or listed on any national securities exchange, Fair Market Value shall be the last sale price on that day of the Common Stock reported on the Nasdaq National Market or the Nasdaq SmallCap Market ("Nasdaq Stock Market") or, if no such reported sale takes place on that day, the average of the closing bid and ask prices on that day.

                             (iii) If not included on the Nasdaq Stock Market, Fair Market Value shall be the average of the closing bid and ask prices of the Common Stock on that day reported by the Nasdaq electronic bulletin board, or any comparable system on that day.

                             (iv) If the Common Stock is not included on the Nasdaq electronic bulletin board or any comparable system, Fair Market Value shall be the closing bid and ask prices on that day as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose.

J. "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

K.      "OPTION AGREEMENT" means this Stock Option Agreement.

L. "PARENT" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

M.      "SHARE" means a share of the Common Stock.

N. "SUBSIDIARY" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.